Exhibit 21

SUBSIDIARIES OF AMERICAN TOWER CORPORATION

Subsidiary	Jurisdiction of Incorporation or Organization
10 Presidential Way Associates, LLC (1)	Delaware
American Tower Corporation de Mexico, S. de R.L. de C.V. (2)	Mexico
American Tower Delaware Corporation	Delaware
American Tower do Brasil, Ltda. (3)	Brazil
American Tower International, Inc.	Delaware
American Tower Management, LLC	Delaware
American Tower LLC	Delaware
American Tower, L.P. (4)	Delaware
American Towers, Inc.	Delaware
ATC GP, Inc.	Delaware
ATC International Holding Corp.	Delaware
ATC LP, Inc.	Delaware
ATC MexHold, Inc.	Delaware
ATC Mexico Holding Corp.	Delaware
ATC Midwest, LLC	Delaware
ATC Presidential Way, Inc.	Delaware
ATC South America Holding Corp. (5)	Delaware
ATC South LLC	Delaware
ATC Tower Services, Inc.	New Mexico
ATS-Needham LLC (6)	Massachusetts
ATS/PCS, LLC	Delaware
Columbia Steel, Inc.	South Carolina
Haysville Towers, LLC (7)	Kansas
Iron & Steel Co., Inc.	Delaware
MATC Celular, S. de R.L. de C.V. (8)	Mexico
MATC Digital, S. de R.L. de C.V. (8)	Mexico
MATC Servicios, S. de R.L. de C.V. (8)	Mexico
MHB Tower Rentals of America, LLC	Mississippi
New Loma Communications, Inc.	California
Shreveport Tower Company (9)	Louisiana
Telecom Towers, L.L.C.	Delaware
Towers of America L.L.L.P. (10)	Delaware
UniSite/Omni Point NE Tower Venture, L.L.C. (11)	Delaware
UniSite/OmniPoint FL Tower Venture, L.L.C. (11)	Delaware
UniSite/OmniPoint PA Tower Venture L.L.C. (11)	Delaware
Unisite, LLC	Delaware
Verestar AG	Switzerland
Verestar International, Inc.	Delaware
Verestar, Inc.	Delaware
Verestar Networks, Inc.	Delaware

(1)	83.4105% owned by ATC Presidential Way, Inc.
(2)	99.99% owned by ATC Mexhold, Inc. and 0.01% owned by American Tower Corporation
(3)	99.99% owned by ATC South America Holding Corp. and 0.01% owned by American Tower International, Inc.
(4)	1% owned by ATC GP, Inc. and 99% owned by ATC LP, Inc.
(5)	98.32 owned by American Tower International, Inc.
(6)	45.23% owned by American Tower, L.P. and 34.77% owned by American Towers, Inc.

(7)	67% owned by Telecom Towers, LLC.
(8)	99.99% owned by American Tower Corporation De Mexico S. de R.L. de C.V. and 0.01% owned by American Towers, Inc.
(9)	50% owned by Telecom Towers, LLC. and 50% owned by ATC South LLC
(10)	49% owned by American Tower, L.P. and 51% owned by ATC GP, Inc.
(11)	95% owned by Unisite, LLC